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Exhibit 10(e)
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                       HUNTINGTON BANCSHARES INCORPORATED


                           INCENTIVE COMPENSATION PLAN

            As Amended and Restated Effective for Performance Cycles
                      beginning on or after January 1, 1999
                 (including amendment adopted January 20, 1999)



                             PURPOSE; EFFECTIVE DATE
                             -----------------------

         1.1 The purpose of this Incentive Compensation Plan ("Plan") is to encourage, recognize, and reward exceptional levels of corporate, business unit, and individual performance. The Plan's intent is to use award dollars as a clear communication vehicle linking the interests of eligible officers with the interests of Huntington Bancshares Incorporated ("Corporation") by establishing a direct link between performance and incentive payments. The Plan serves to reinforce a management style which closely ties officer rewards to performance directly under his or her control and establishes the Corporation's willingness to reward individual performance that has a direct impact on incremental earnings. The purpose of this Incentive Compensation Plan (the "Plan") is to provide incentive for key employees whose sustained performance directly influences the creation of shareholder value.

         1.2 The Plan, as amended, will become effective upon approval by a majority of the votes cast by shareholders of the Corporation at the annual meeting on April 22, 1999, but will relate to Performance Cycles beginning January 1, 1999, and thereafter. No payments will be made under the Plan unless shareholder approval is obtained.



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                               DEFINITION OF TERMS
                               -------------------


         2.1 As used herein, the following words shall have the meanings stated after them, unless otherwise specifically provided:

                  (a) "AWARD" shall mean a cash incentive payment granted to a Participant under the Plan.

                  (b) "BASE SALARY" shall mean the annual cash salary payable to an Officer excluding bonuses, incentive compensation, stock options, employer contributions to pension or benefit plans, and other forms of irregular payments and deferred compensation.

                  (c) "COMMITTEE" shall mean the Compensation and Stock Option Committee of the Board of Directors of the Corporation, which shall be composed of two or more directors each of whom is an "outside director" within the meaning of Section 162(m) as hereinafter defined.

                  (d) "CORPORATION" shall mean Huntington Bancshares
         Incorporated.

                  (e) "COVERED OFFICERS" shall mean the Participant or Participants the Committee designates in order to maintain qualified performance-based compensation within the meaning of Section 162(m).

                  (f) "EXTRAORDINARY EVENTS" shall mean (i) asset write-downs,
         (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) capital gains and losses, (vi) special charges in connection with the mergers and acquisitions, and (vii) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operation appearing or incorporated by


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         reference in the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the applicable year.

                  (g) "OFFICER" shall mean an officer of the Corporation or of a Subsidiary.

                  (h) "PARTICIPANT" shall mean an Officer selected to participate in the Plan in accordance with section 4.1.

                  (i) "PERFORMANCE CYCLE" shall mean the calendar year.

                  (j) "QUALIFYING PERFORMANCE CRITERIA" shall mean any one or more of the following performance criteria (either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured annually, on an absolute basis or relative to a pre-established target to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award): (a) net income, (b) earnings per share, (c) return on equity or return on average equity ("ROAE"),
         (d) return on assets or return on average assets, and (e) operating expenses as a percentage of total revenues (known as the "efficiency ratio"). In all cases, such amounts will be on either a reported basis or adjusted to exclude the impact of intangible assets and related amortization expense (referred to as "cash basis" or "tangible" results) whichever will produce the higher Award.

                  (k) "SECTION 162(M)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statute of similar import.

                  (l) "SUBSIDIARY" shall mean a subsidiary of the Corporation of which at least 50% of the voting power is directly or indirectly owned or controlled by the Corporation.





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                                 ADMINISTRATION
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         3.1 The Committee shall administer the Plan. The Committee is authorized to interpret and construe the Plan and to adopt such rules, regulations, and procedures for the administration of the Plan as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all decisions and determinations made by the Committee, shall be conclusive and binding on all parties including the Corporation and any person claiming an Award under the Plan.

                                PLAN PARTICIPANTS
                                -----------------

         4.1 Participation in the Plan shall be limited to Officers who are specified by the Committee to be key employees whose performance may, in the opinion of the Committee, significantly contribute to the long-term strategic performance and growth of the Corporation. The Committee shall select the Covered Officers and other Officers who will participate in the Plan for each Performance Cycle during the first 90 days of the Performance Cycle (or no later than such earlier or later date as may be the applicable deadline for any compensation payable to be considered performance-based pursuant to Section 162(m)) and may select Officers who are hired or promoted during a Performance Cycle to participate for the remainder of the Performance Cycle. Selection to participate in this Plan in any Performance Cycle does not require the Committee to, or imply that the Committee will, select the same person to participate in the Plan in any subsequent Performance Cycle.




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                  PERFORMANCE CRITERIA AND GOALS, MAXIMUM AWARD
                  ---------------------------------------------

         5.1 PERFORMANCE CRITERIA. Awards paid under the Plan may be based upon corporate, business unit, and individual performance; however, Awards paid to Covered Officers under the Plan will be based upon the achievement of a performance goal or goals measured solely by the Qualifying Performance Criteria selected by the Committee for a Performance Cycle. Measures of performance for other Participants will be determined based upon the Qualifying Performance Criteria selected by the Committee and evaluations of the Participant's business unit and individual performance. Such evaluations will be made by the Participant's appropriate manager or senior officer. The Committee may select different Qualifying Performance Criteria for different incentive groups. The maximum annual Award payable to any Participant shall not exceed $2,500,000 notwithstanding that the Qualifying Performance Criteria for a Performance Cycle may exceed the maximum performance goal.

         5.2 PERFORMANCE GOALS. The Committee will establish annual written performance goals reflecting corporate performance. Performance goals based on the Qualifying Performance Criteria and the potential Award, expressed as a percentage of base salary as of December 31 of each plan year, that will be payable upon attainment of those performance goals, will be established in writing not later than 90 days after the commencement of the year to which the goals relate (or such earlier or later date as is permitted or required by Section 162(m)). Potential Awards may vary among Participants in different incentive groups as determined by the Committee. Extraordinary Events shall either be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award.

         5.3 ADJUSTMENTS. The Committee may increase individual Awards based upon extraordinary circumstances; however, under no circumstance may the Committee increase a



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Covered Officer's Award above the amount determined based on the attainment of the specified performance goals identified in accordance with Section 5.2. In addition, notwithstanding the attainment of specified performance goals, the Committee has the discretion to reduce or eliminate an Award that would otherwise be paid to any Participant, including any Covered Officer, based on its evaluation of Extraordinary Events or other factors. However, notwithstanding Section 9.1 or any provision of the Plan, an Award which is payable may not be reduced or eliminated following a Change in Control.

                                PAYMENT OF AWARDS
                                -----------------


         6.1 PAYMENT OF AWARDS. Unless payment is deferred, Awards will be payable in cash as soon as practicable following the close of the Performance Cycle and calculation of the amount of the Awards; provided that Awards will be paid to Covered Officers only after the Committee has certified in writing in the minutes of a committee meeting or otherwise that performance goals applicable to Covered Officers and other material terms of the Plan have been satisfied. Except in the situation of a Change in Control, the Committee may defer payment of an Award for such period as the Committee may determine. No Award will be paid to an officer who is not employed by the Corporation or an affiliate on the day the Award is paid except in the case of death, disability, or retirement of the officer or in the event that payment of the Award is deferred by the Committee or that a Change in Control of the Corporation has occurred. Awards are subject to federal, state and local income and other payroll tax withholding or the Corporation may require that the Participant pay to the Corporation an amount equal to any such taxes.

         In the event a Participant dies, becomes disabled, or retires before receipt of payment of an Award, as determined in the sole discretion of the Committee, the Committee may authorize


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payment to the Participant or the Participant's estate or beneficiary in such amount as the Committee deems appropriate.


                      CHANGE IN CONTROL OF THE CORPORATION
                      ------------------------------------

         7.1 INTERIM AWARDS. In the event of a "Change in Control" of the Corporation, as hereinafter defined, or at the direction of the Committee in anticipation of a Change in Control, the following provisions shall apply:

                  (a) The Committee shall make interim incentive compensation Awards based upon the Corporation's quarterly financial statements for the quarter ending immediately prior to or coinciding with the Change in Control.

                  (b) In determining the amount of interim incentive compensation Awards, the Committee shall follow the procedures for granting annual Awards, except that the Committee shall annualize each objective performance factor used in calculating such Awards. The amount of the Awards so calculated shall be pro rated based upon the quarter as of which the interim Awards are granted in accordance with the following percentages: First Quarter - 25%; Second Quarter - 50%; Third Quarter - 75%; and Fourth Quarter - 100%

                  (c) Notwithstanding the foregoing, each interim Award to be made under this Section 7 to any Participant who received an Award under this Plan for the Performance Cycle immediately preceding the year in which the Change in Control occurs, expressed as a percentage of base salary on a pro rated basis in accordance with paragraph (b) above, shall be not less than the Award, expressed on the same


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                  basis, actually paid to that Participant under this Plan for the immediately preceding Performance Cycle.

                  (d) The Committee shall grant an interim incentive compensation Award in accordance with this Section 7 to all Participants of the Plan whether or not the Participants are employed by the Corporation when the Change in Control becomes effective.

         7.2 CHANGE IN CONTROL DEFINED. For purposes of this section, a "Change in Control" of the Corporation shall be deemed to have occurred if and when, after the date hereof, any of the following occurs:

         (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or

         (b) A majority of the Board of Directors of the Corporation at any time is comprised of other than Continuing Directors (for purposes of this section, the term "Continuing Director" means a director who was either (i) first elected or appointed as a Director prior to the date of this Agreement; or (ii) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

         (c) Any event or transaction if the Corporation would be required to report it in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

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         (d)      Any of the following occurs: (i) a merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 51% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity; (ii) a sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets or earning power aggregating more than 50% of the assets or earning power of the Corporation on a consolidated basis; (iii) a liquidation or dissolution of the Corporation;
                  (iv) a reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or (v) a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.


                            MISCELLANEOUS PROVISIONS.
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         8.1 GUIDELINES - From time to time the Committee may adopt written guidelines for implementation and administration of the Plan and in conformity with Section 162(m).

         8.2 BINDING UPON SUCCESSORS - The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization which succeeds to substantially all of the assets and/or business of the Corporation. The term Corporation, whenever used in this Plan, shall mean and include any such corporation or organization after such succession.

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         8.3 UNFUNDED PLANS AND RESTRICTIONS ON TRANSFER - It is intended that the Plan be an "unfunded" plan for incentive compensation. The Committee may authorize the use of trusts or other arrangements to meet the obligations hereunder, provided, however, that the existence of such trusts or arrangements is consistent with the "unfunded" status of the Plan. Any benefits to which a Participant or his or her beneficiary may become entitled under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so transfer or encumber such benefits shall be void. This Plan does not give a Participant any interest, lien, or claim against any specific asset of the Corporation. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Corporation.

         8.4 STATUS OF AWARDS UNDER SECTION 162(m) - It is the intent of the Corporation that Awards granted to persons who are Covered Officers shall constitute "qualified performance-based compensation" satisfying the requirements of Section 162(m). Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m). If any provision of the Plan or any agreement relating to such an Award does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         8.5 DEFERRALS OF AWARDS - A Participant may elect to defer payment of the Participant's Award under the Plan if deferral of an Award under the Plan is permitted pursuant to the terms of a deferred compensation program established by the Committee existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of such program. Deferred payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payment.

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         8.6 EXPENSES OF PLAN - The costs and expenses of administering the Plan will be borne by the Corporation.

         8.7 NO EMPLOYMENT RIGHTS - No Participant has any right to be retained in the employ of the Corporation or any Subsidiary by virtue of participation in the Plan.

         8.8 GOVERNING LAW - The Plan shall be governed by and construed according to the laws of the State of Ohio.

                            AMENDMENT AND TERMINATION
                            -------------------------

         9.1 The Corporation may at any time terminate, or from time to time, amend the Plan by action of the Board of Directors or by action of the Committee without shareholder approval unless such approval is required to satisfy the applicable provisions of Section 162(m).


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